Exhibit 99.1

Kindred Biosciences Announces Proposed Public Offering of Common Stock
SAN FRANCISCO, California. (January 17, 2019) - Kindred Biosciences, Inc. (NASDAQ: KIN), a commercial stage biopharmaceutical company focused on saving and improving the lives of pets, today announced a proposed public offering of its common stock. All of the common stock is being offered by KindredBio. In addition, KindredBio intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering on the same terms and conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Barclays Capital Inc. and Stifel are acting as joint book-running managers.
KindredBio intends to use the net proceeds from the offering, if completed, for the development of its therapeutic candidates, the expansion of its commercial infrastructure, and for other general corporate and working capital purposes.
The shares are being offered pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-222597), that was previously filed with the Securities and Exchange Commission (SEC) and declared effective on February 7, 2018. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and accompanying base prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement, when available, and accompanying base prospectus may also be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: barclaysprospectus@broadridge.com, telephone: 1-888-603-5847, or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Kindred Biosciences
Kindred Biosciences is a commercial-stage biopharmaceutical company focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company's strategy is to identify compounds and targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated compounds and targets for dogs, cats and horses. The Company has a deep pipeline of novel drugs and biologics in development across many therapeutic classes. KindredBio's first approved drug is Mirataz® (mirtazapine transdermal ointment) for the management of weight loss in cats.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, the anticipated public offering and

Exhibit 99.1

use of proceeds therefrom, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainties related to market conditions and the completion of the proposed offering on the anticipated terms or at all; our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our product candidates for the foreseeable future; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our lead product candidates, which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our product candidates; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to develop a satisfactory sales organization; our significant costs of operating as a public company; our potential inability to obtain patent protection and other intellectual property protection for our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.
Contact
For investor inquiries:
Katja Buhrer
Katja.buhrer@kindredbio.com
(917) 969-3438